UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation)	001-35042 333-142546-29 (Commission File Number)	98-0662038 98-0366864 (IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000		Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2013, Nielsen Holdings N.V. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2013.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

On July 30, 2013, the Company announced that its Board of Directors had approved a 25% increase of the quarterly cash dividend to $0.20 per share, to be paid on September 11, 2013 to holders of record of shares of the Company’s common stock on August 28, 2013.

Also on such date, the Company announced that its Board of Directors had approved a new share repurchase program of up to $500 million of the Company’s outstanding common stock. The primary purpose of the program is to mitigate dilution associated with the Company’s equity compensation plans. Repurchases will be made in accordance with applicable securities laws from time to time in the open market depending on management’s evaluation of market conditions and other factors. The program will be executed within the limitations of the existing authority granted at the Company’s 2013 Annual General Meeting of Shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated July 30, 2013, issued by Nielsen Holdings N.V. pertaining to the financial results for the second quarter ended June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.
By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer